UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 25, 2011

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information furnished on exhibit 99.1 and 99.2 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events

On October 25, 2011, Buckeye Technologies Inc. issued a press release announcing that its Board of Directors declared a regular quarterly cash dividend in the amount of $0.06 per common share payable on December 15, 2011 to shareholders of record as of the close of business on November 15, 2011. A copy of the press release is attached as exhibit 99.1.

On October 25, 2011, Buckeye Technologies Inc. issued a press release announcing that its Board of Directors approved funding to increase the high-end specialty wood pulp capacity by 42,000 tons at its Buckeye Florida “Foley” operation.  A copy of the press release is attached as exhibit 99.2.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits.

 (d) Exhibits.

99.1	Press release dated October 25, 2011 (furnished)
99.2	Press release dated October 25, 2011 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steve G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
Date: October 26, 2011